                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) November 3, 2000



                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                  93-0584541
(State of incorporation)      (Commission File           (IRS Employer
                                   Number)              Identification No.)

One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                   (Zip Code)

                              (503) 671-6453
             (Registrant's telephone number, including area code)


Item 5.  OTHER EVENTS

Today Manchester United PLC made the following notification to the London Stock Exchange:

Date:        3 November 2000    5.00 p.m. Release

Enquiries:
Peter Kenyon, Chief Executive                         0161 868 8106
David Gill, Deputy Chief Executive                    0161 868 8333
Manchester United PLC

John Bick/David Bick
Holborn                                               020 7929 5599


MANCHESTER UNITED PLC

MANCHESTER UNITED ANNOUNCES A
STRATEGIC ALLIANCE WITH NIKE EFFECTIVE AUGUST 2002

Grant of Exclusive Sponsorship, Licensing, and Merchandising Rights

Manchester United Plc ("Manchester United"), one of the world's leading football clubs, has granted to athletic footwear and apparel leader NIKE, exclusive worldwide rights as (1) the official sponsor of Manchester United footwear, apparel and equipment, (2) the official kit (uniform) supplier to Manchester United, (3) the manufacturer, marketer and seller of licensed apparel, footwear, equipment, and other merchandise bearing the Manchester United trademarks, including replica kit, and (4) the operator of Manchester United's global retail operations.

Term

The agreement, between Manchester United and NIKE Inc.'s wholly-owned subsidiary, NIKE European Operations Netherlands BV ("NIKE"), forms a strategic alliance between two global sports brands and commences 1 August 2002 for a term of 13 years. NIKE will have the option to terminate the arrangements at 31 July 2008.

Financial Consideration

Commencing 1 August 2002, NIKE will pay to Manchester United sponsorship and licensing fees of 133.4 million Pound Sterling (US$193.1 million at current exchange rates) over the first six years of the agreement, and 302.9 million Pound Sterling (US$438.5 million at current exchange rates) over the entire 13 year period. Net profits (over and above sponsorship and licensing fees) generated by NIKE from the licensing, merchandising, and retail operations will be shared 50/50 by Manchester United and NIKE. The amounts payable are reduced if the football team does not finish in the top half of the Premier League or does not compete in European competitions.
Manchester United intends to use the proceeds for general corporate purposes.

Non-replica Merchandising, and Retail Operations

NIKE will form a wholly-owned subsidiary to control the global licensing, merchandising, and retailing operations. Manchester United and NIKE will each appoint half of the directors, with NIKE appointing the chairman, who will have the casting vote. On 1 August 2002, NIKE will then purchase certain working capital and fixed assets, and will assume certain liabilities, of the Manchester United worldwide non-replica merchandising and retail operations. The purchase price will reflect the value of those assets and liabilities at that time and will not exceed 15 million Pound Sterling (US$21.7 million at current exchange rates) which currently represents less than 25% of Manchester United's net assets. As of 31 July 2000, the net assets of Manchester United's existing non-replica merchandising and retail operations had a book value of 3.6 million Pound Sterling (US$5.2 million at current exchange rates). During the year ended 31 July 2000, these operations generated revenues of 20.1 million Pound Sterling (US$29.1 million at current exchange rates) and produced a profit of 2.1 million Pound Sterling (US $3.0 million at current exchange rates) before non-recurring costs, and 1 million Pound Sterling (US $1.4 million at current exchange rates) after deduction of such non-recurring costs. Upon completion of the agreement term or earlier termination, Manchester United will purchase from NIKE the assets and liabilities related to the non-replica merchandising and retail business. The price will reflect the value of those assets and liabilities at that time.

Grass Roots Football Programme

As part of their contractual arrangements, Manchester United and NIKE will jointly launch a grass roots football programme that will focus on youth participation and skills development. The 1 million Pound Sterling (US$ 1.4 million at current exchange rates) annual cost of the programme will be fully funded by NIKE out of its existing grass roots football commitment.

Manchester United
Manchester United are the current champions of the English League, a title they have won on eleven other occasions. The club was formed in 1878 as Newton Heath before changing its name to Manchester United in 1902. Whilst the club has a long and distinguished history it first received global recognition in 1958 when 23 people, including 8 players, were killed in the Munich air disaster. Ten years later a rebuilt team won the European Cup.

Today the club has around 6 million fans in the UK alone and an estimated 30-40 million worldwide. Whilst success on the field is at the core of Manchester United's recognition globally, the club has also made its mark off the field. As a business enterprise it sits in the FTSE top 250 companies, markets its products in over 40 countries, has diverse business interests from media to licensing and has successful operations in South East Asia, Ireland and South Africa through the development of retail and merchandising outlets.

Manchester United Summary notes


-  Formed in 1878 as Newton Heath, renaming to Manchester United in 1902.
- League Champions on 12 occasions, European Champions twice and FA Cup winners 10 times.

- End of Year results for 99/00 season, reached record levels of 116M Pound Sterling turnover.

- Firmly established as a FTSE 250 having been listed on London Stock Exchange since 1991, with currently over 32,000 shareholders.

- Currently have business interests in UK, Ireland, Scandinavia, South Africa, and South East Asia.

- International appeal reflected in 200 official supporter clubs in more than 25 countries, with registered members in over 119 countries.

- Manchester United regularly features in television fixtures that are broadcast to over 133 countries.

- Multi faceted company with media interests in TV, Radio, Internet and Publishing.

-  30-40 million fans world-wide.

- Old Trafford, Theatre of Dreams is one of the worlds finest football stadiums with a capacity effective season 2000/01 of 67,500.

- Aggregate attendance for 99/00 season reached 1,497,000 with average match day attendance of 57,600.

- Old Trafford experience includes a museum and exhibition; themed restaurant called Red Cafe, Megastore, hospitality and banqueting suites.

- ManUtd.com - the official website of Manchester United is one of the most successful UK sporting sites, averaging 8.5 million page impressions per month.

-  ISP - Virtual ISP - ManUFree.net - launched July 1999.

- Other major commercial partners include Vodafone, Pepsi, Western Union, Sun Microsystems, Lotus Software, Century Radio, McVities, Eurobet, Woolmark, All:sports and Bass Brewers.



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  November 3, 2000


                                         By /s/ Donald W. Blair
                                           Chief Financial Officer